EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated February 22, 1994 included in this Form 10-K into the previously filed Registration Statement File Nos. 33-51493, 2-98222, 33-29375 and 33-37380 on Form S-8 of Omnicom Group Inc. and into the previously filed Registration Statement File Nos. 33-29375, 33-37380, 33-52385, 33-54110,
33-62976,  33-63200, 33-62978, 33-61852, 33-50409, 33-50267, 33-50271, 33-50269,
33-50257 and 33-45881 on Form S-3 of Omnicom Group Inc.

                                            Arthur Andersen & Co.

New York, New York
March 28, 1994